                                                                      EXHIBIT 21

     Subsidiaries of the Registrant:

Bell Electronics Corp. (California)         (*)
Bell Industries, Inc. (Minnesota)
J. W. Miller Company (California)           (*)
Industrial Photographic Supply, Inc.
  (Texas)
Milgray Electronics, Inc. (New York)        (1)
Milgray Electronics/P.R., Inc. (Delaware)   (1)
Milgray International, Inc. (New York)      (1)
Milgray LTD (New York)                      (1)
Milgray/Toronto, Inc. (Ontario, Canada)     (1)
Viewtek, Inc. (New York)                    (1)
Bell Ontario Holding, Inc. (California)

     All companies listed are considered wholly owned by the Registrant (Bell Industries, Inc. of California) or one of its wholly owned subsidiaries and are included in the consolidated financial statements except for Milgray Electronics, Inc., and its wholly owned subsidiaries which were acquired by the Registrant in January 1997.
---------------

(*) Inactive.

(1) Acquired with Milgray Electronics, Inc.